                                                                                                                        EXHIBIT 99.1

                                               ENTERPRISE PRODUCTS PARTNERS L.P.
                                     UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Introduction

The following pro forma financial information has been prepared to assist in your analysis of the financial effects of strategic
acquisitions we have completed since January 2001.   These pro forma statements also give effect to our October 2002 equity offering of 9,800,000 Common Units.  Unless the context requires otherwise, references to "we", "us", "our" , "Enterprise" or "the Company"
are intended to mean the consolidated business and operations of Enterprise Products Partners L.P., which includes Enterprise
Products Operating L.P. and its subsidiaries.   References to "General Partner" are intended to mean Enterprise Products GP, LLC.

Since January 2001, we have completed a number of strategic business acquisitions including:

|X|      controlling interests in the natural gas liquid ("NGL") pipeline systems owned by Mid-America Pipeline Company, LLC
         ("Mid-America") and Seminole Pipeline Company ("Seminole") from affiliates of The Williams Companies Inc. ("Williams") in
         July 2002;
|X|      a propylene fractionation business from affiliates of Valero Energy Corporation and Koch Industries, Inc. (collectively,
         "Diamond-Koch") in February 2002;
|X|      an NGL and petrochemical storage business from Diamond-Koch in January 2002; and the
|X|      Acadian Gas natural gas pipeline business from an affiliate of Shell Oil Company ("Shell") in April 2001.

The pro forma consolidated balance sheet presents the financial effects of the equity offering assuming it had occurred on September
30, 2002.  Our September 30, 2002 historical balance sheet already reflects the previously noted acquisitions.  The pro forma consolidated income statements assume the acquisitions and equity offering had occurred as of the beginning of the period
presented.   In general, the pro forma financial information is based on the following information:

|X|      The audited and unaudited financial statements of Enterprise, which includes Enterprise Products Operating L.P. and its subsidiaries.
|X|      The audited and unaudited income statements of the acquired businesses.  The unaudited information was derived from the records of the previous owners and is believed to be reliable.
|X|      Earnings from the acquired businesses are included in the financial statements of Enterprise from the date of their
         respective acquisition.   For example, our historical statement of consolidated operations for the first nine months of 2002
         reflects the earnings of Mid-America and Seminole since July 31, 2002 (e.g., for August and September).   The earnings of
         Mid-America and Seminole for the first seven months of 2002 are reflected in the columns labeled "Mid-America Historical"
         and "Seminole Historical".

The unaudited pro forma financial statements should be read in conjunction with and are qualified in their entirety by reference to the notes accompanying such pro forma consolidated financial statements and with the historical financial statements and related notes of Enterprise, Mid-America Pipeline System and Seminole included in our Annual Report on Form 10-K for the year ended December
31, 2001, our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on September 26, 2002, and our Quarterly
Report on Form 10-Q for the nine months ended September 30, 2002.

The unaudited pro forma information is not necessarily indicative of the financial results that would have occurred if the acquisitions described herein had taken place on the dates indicated or if we had issued equity and borrowed funds on the dates indicated, nor is it indicative of our future consolidated financial results.

                                              ENTERPRISE PRODUCTS PARTNERS L.P.
                                        PRO FORMA STATEMENT OF CONSOLIDATED OPERATIONS
                                         For the Nine Months Ended September 30, 2002
                                       (Amounts in thousands, except per Unit amounts)
                                                         (Unaudited)

                                                             Mid-
                                            Enterprise     America      Seminole                                 Enterprise
                                            Historical    Historical   Historical     Other       Adjustments     Pro Forma
                                           -----------------------------------------------------------------------------------
REVENUES
Revenues from consolidated operations        $2,391,624     $125,796      $41,281      $17,434      $(2,442) (a)  $2,573,693
Equity income in unconsolidated affiliates       22,258                                   (109)                       22,149
                                           ------------------------------------------------------------------   --------------
         Total                                2,413,882      125,796       41,281       17,325       (2,442)       2,595,842
                                           ------------------------------------------------------------------   --------------
COST AND EXPENSES
Operating costs and expenses                  2,278,675       48,485       20,672       16,122       (2,442) (a)   2,362,756
                                                                                                        126  (b)
                                                                                                      1,118  (c)
Selling, general and administrative              27,991       16,871        1,004          260                        46,126
                                           ------------------------------------------------------------------   --------------
         Total                                2,306,666       65,356       21,676       16,382       (1,198)       2,408,882
                                           ------------------------------------------------------------------   --------------
OPERATING INCOME                                107,216       60,440       19,605          943       (1,244)         186,960
OTHER INCOME (EXPENSE)
Interest expense                                (68,235)      (5,407)      (2,340)                    4,777  (d)     (98,656)
                                                                                                     (8,750) (e)
                                                                                                    (22,410) (f)
                                                                                                      4,340  (g)
                                                                                                       (631) (h)
Interest income from unconsolidated
  affiliates                                        120                                                                  120
Dividend income from unconsolidated
  affiliates                                      2,196                                                                2,196
Interest income - other                           2,009                                                                2,009
Other, net                                           43         (743)          (7)                                      (707)
                                           ------------------------------------------------------------------   --------------
          Other income  (expense)               (63,867)      (6,150)      (2,347)                  (22,674)         (95,038)
                                           ------------------------------------------------------------------   --------------
INCOME BEFORE PROVISION FOR
  TAXES AND MINORITY INTEREST                    43,349       54,290       17,258          943      (23,918)          91,922
PROVISION FOR TAXES                              (2,056)     (20,050)      (6,231)                   20,050  (i)      (8,287)
                                           ------------------------------------------------------------------   --------------
INCOME BEFORE MINORITY INTEREST                  41,293       34,240       11,027          943       (3,868)          83,635
MINORITY INTEREST                                (1,326)                                             (3,562) (j)      (4,888)
                                           ------------------------------------------------------------------   --------------
NET INCOME                                   $   39,967     $ 34,240      $11,027      $   943      $(7,430)      $   78,747
                                           ==================================================================   ==============

ALLOCATION OF NET INCOME TO:
     Limited Partners                        $   33,299                                             $38,392  (k)  $   71,691
                                           ==============                                       =============   ==============
     General Partner                         $    6,668                                                $388  (k)  $    7,056
                                           ==============                                       =============   ==============
BASIC EARNINGS PER LIMITED
    PARTNER UNIT:
    Number of Units used in computing
      Basic Earnings per Unit                   149,519                                               9,800  (g)     159,319
                                           ==============                                       =============   ==============
    Income before minority interest          $     0.23                                                           $     0.48
                                           ==============                                                       ==============
    Net income per Unit                      $     0.22                                                           $     0.45
                                           ==============                                                       ==============
DILUTED EARNINGS PER LIMITED
    PARTNER UNIT:
    Number of Units used in computing
      Diluted Earnings per Unit                 174,274                                               9,800  (g)     184,074
                                           ==============                                        ============   ==============
    Income before minority interest          $     0.20                                                           $     0.42
                                           ==============                                                       ==============
    Net income per Unit                      $     0.19                                                           $     0.39
                                           ==============                                                       ==============

               The accompanying notes are an integral part of these unaudited pro forma condensed financial statements.

                                              ENTERPRISE PRODUCTS PARTNERS L.P.
                                        PRO FORMA STATEMENT OF CONSOLIDATED OPERATIONS
                                             For the Year Ended December 31, 2001
                                       (Amounts in thousands, except per Unit amounts)
                                                         (Unaudited)

                                                             Mid-
                                            Enterprise     America      Seminole                                 Enterprise
                                            Historical    Historical   Historical     Other       Adjustments     Pro Forma
                                           -----------------------------------------------------------------------------------
REVENUES
Revenues from consolidated operations        $3,154,369     $214,518      $65,800     $522,622     $ (4,413) (a)  $3,952,896
Equity income in unconsolidated affiliates       25,358                                 (1,879)                       23,479
                                           ------------------------------------------------------------------   --------------
         Total                                3,179,727      214,518       65,800      520,743       (4,413)       3,976,375
                                           ------------------------------------------------------------------   --------------
COST AND EXPENSES
Operating costs and expenses                  2,861,743      125,349       33,539      507,869       (4,413) (a)   3,527,322
                                                                                                      1,740  (b)
                                                                                                      1,495  (c)
Selling, general and administrative              30,296       28,364        1,535        4,477                        64,672
                                           ------------------------------------------------------------------   --------------
         Total                                2,892,039      153,713       35,074      512,346       (1,178)       3,591,994
                                           ------------------------------------------------------------------   --------------
OPERATING INCOME                                287,688       60,805       30,726        8,397       (3,235)         384,381
OTHER INCOME (EXPENSE)
Interest expense                                (52,456)     (12,700)      (5,160)                    8,400  (d)    (118,540)
                                                                                                    (15,000) (e)
                                                                                                    (38,418) (f)
                                                                                                      5,787  (g)
                                                                                                     (8,993) (h)
Interest income from unconsolidated
   affiliates                                        31                                                                   31
Dividend income from unconsolidated
   affiliates                                     3,462                                                                3,462
Interest income - other                           7,029                                                                7,029
Other, net                                       (1,104)      (1,035)         662                                     (1,477)
                                           ------------------------------------------------------------------   --------------
          Other income  (expense)               (43,038)     (13,735)      (4,498)                  (48,224)        (109,495)
                                           ------------------------------------------------------------------   --------------
INCOME BEFORE PROVISION FOR
  TAXES AND MINORITY INTEREST                   244,650       47,070       26,228        8,397      (51,459)         274,886
PROVISION FOR TAXES                                   -      (17,445)      (9,470)                   17,445  (i)      (9,470)
                                           ------------------------------------------------------------------   --------------
INCOME BEFORE MINORITY INTEREST                 244,650       29,625       16,758        8,397      (34,014)         265,416
MINORITY INTEREST                                (2,472)                                             (4,729) (j)      (7,201)
                                           ------------------------------------------------------------------   --------------
NET INCOME                                   $   242,178    $ 29,625      $16,758     $  8,397     $(38,743)      $  258,215
                                           ==================================================================   ==============

ALLOCATION OF NET INCOME TO:
     Limited Partners                        $   236,570                                           $  15,877  (k) $  252,447
                                           ==============                                       =============   ==============
     General Partner                         $     5,608                                           $     160  (k) $    5,768
                                           ==============                                       =============   ==============
BASIC EARNINGS PER LIMITED
    PARTNER UNIT:
    Number of Units used in computing
        Basic Earnings per Unit                 139,452                                               9,800  (g)     149,252
                                           ==============                                       =============   ==============
    Income before minority interest          $     1.71                                                           $     1.74
                                           ==============                                                       ==============
    Net income per Unit                      $     1.70                                                           $     1.69
                                           ==============                                                       ==============
DILUTED EARNINGS PER LIMITED
    PARTNER UNIT:
    Number of Units used in computing
        Diluted Earnings per Unit               170,786                                               9,800  (g)     180,586
                                           ==============                                       ============    ==============
    Income before minority interest          $     1.40                                                           $     1.44
                                           ==============                                                       ==============
    Net income per Unit                      $     1.39                                                           $     1.40
                                           ==============                                                       ==============

               The accompanying notes are an integral part of these unaudited pro forma condensed financial statements.

                                       ENTERPRISE PRODUCTS PARTNERS L.P.
                          PRO FORMA CONSOLIDATED BALANCE SHEET AT SEPTEMBER 30, 2002
                                       (Dollars in thousands, Unaudited)

                                                               Enterprise                         Enterprise
                                                               Historical     Adjustments          Pro Forma
                                                             ---------------------------------------------------
                           ASSETS
Current Assets
     Cash and cash equivalents                                  $   61,976      $ 178,629  (g)      $   61,976
                                                                                    3,645  (g)
                                                                                 (182,274) (g)
     Accounts and notes receivable - trade, net                    322,441                             322,441
     Accounts receivable - affiliates                                  319                                 319
     Inventories                                                   227,058                             227,058
     Prepaid and other current assets                               46,221                              46,221
                                                             ------------------------------     ----------------
                Total current assets                               658,015              -              658,015
                                                             ------------------------------     ----------------
Property, Plant and Equipment, Net                               2,823,249                           2,823,249
Investments in and Advances to Unconsolidated Affiliates           401,088                             401,088
Intangible assets                                                  281,279                             281,279
Goodwill                                                            81,547                              81,547
Other Assets                                                         9,776                               9,776
                                                             ------------------------------     ----------------
                Total                                           $4,254,954      $       -           $4,254,954
                                                             ==============================     ================

              LIABILITIES AND PARTNERS' EQUITY
Current Liabilities
     Current maturities of debt                                 $1,215,000      $(178,629) (g)      $1,036,371
     Accounts payable - trade                                       85,972                              85,972
     Accounts payable - affiliates                                  52,380                              52,380
     Accrued gas payables                                          397,442                             397,442
     Accrued expenses                                               24,766                              24,766
     Accrued interest                                               15,491                              15,491
     Other current liabilities                                      45,025                              45,025
                                                             ------------------------------     ----------------
                Total current liabilities                        1,836,076       (178,629)           1,657,447
                                                             ------------------------------     ----------------
Long-Term Debt                                                   1,313,507         (3,645) (g)       1,309,862
Other Long-Term Liabilities                                          8,020                               8,020
Minority Interest                                                   67,142          1,841  (g)          68,983
Commitments and Contingencies
Partners' Equity
     Common Units                                                  731,876        178,629  (g)         910,505
     Subordinated Units                                            161,735                             161,735
     Special Units                                                 143,926                             143,926
     Treasury Units                                                (17,808)                            (17,808)
     General Partner                                                10,480          1,804  (g)          12,284
                                                             ------------------------------     ----------------
                Total Partners' Equity                           1,030,209        180,433            1,210,642
                                                             ------------------------------     ----------------
                Total                                           $4,254,954      $       -           $4,254,954
                                                             ==============================     ================

               The accompanying notes are an integral part of these unaudited pro forma condensed financial statements.

                                               ENTERPRISE PRODUCTS PARTNERS L.P.
                                 NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                            December 31, 2001 and September 30, 2002
                                                     (Amounts in millions)

These unaudited pro forma consolidated financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by us; therefore, actual results will differ from pro forma results.  However, we believe the assumptions provide a reasonable basis for presenting the significant effects of the transactions noted herein.  We believe the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma financial information.

The September 30, 2002 historical balance sheet of Enterprise reflects all acquisitions we have made through that date, including the
$1.2 billion Mid-America and Seminole acquisition we completed on July 31, 2002.   The initial allocation of the purchase price of
the Mid-America and Seminole acquisition was as follows:

                                    Current assets                                    $40.9
                                    Property, plant and equipment                   1,283.6
                                    Other assets                                        3.2
                                    Current liabilities                               (24.0)
                                    Long-term debt                                    (60.0)
                                    Other long-term liabilities                        (0.1)
                                    Minority interest                                 (55.6)
                                                                            -----------------
                                                                                   $1,188.0
                                                                            =================

The column labeled "Other" represents the historical financial amounts of the propylene fractionation and NGL and petrochemical storage businesses we acquired from Diamond-Koch in the first quarter of 2002 and the natural gas pipeline business we acquired
from Shell in the second quarter of 2001 through their respective dates of acquisition.   The pro forma adjustments we have made
are described as follows:

(a)      Reflects the elimination of material intercompany revenues and expenses between acquired businesses and Enterprise as appropriate in consolidation.

(b)      As a result of the businesses we purchased from Diamond-Koch during the first quarter of 2002 (included in the pro forma statement of operations under the column titled "Other"), we acquired certain contract-based intangible assets that are subject to amortization.  On a pro forma basis, amortization expense associated with these intangible assets increased by
         $1.7 million for the year ended December 31, 2001 and $0.1 million for the nine months ended September 30, 2002.

(c)      Reflects the pro forma depreciation expense adjustment for the Mid-America and Seminole pipeline assets.   For purposes of
         calculating pro forma depreciation expense, we have applied the straight-line method using an estimated remaining useful life of the Mid-America and Seminole assets of 35 years to our new basis in these assets of approximately $1.3 billion.
         After adjusting for historical depreciation recorded on Mid-America and Seminole, pro forma depreciation expense increased
         $1.5 million for the year ended December 31, 2001 and $1.1 million for the nine months ended September 30, 2002.

(d)      Reflects the removal of interest expense associated with Mid-America's $90.0 million in private placement debt, which was extinguished prior to our purchase of the Mid-America interest.  The pro forma entries give effect to the removal of interest expense associated with this debt of $8.4 million in 2001 and $4.8 million for the first nine months of 2002.

(e)      Reflects the amortization of $15.0 million in prepaid loan costs associated with the debt we incurred to finance the
         Mid-America and Seminole acquisitions.   The amortization of this prepaid amount is on a straight-line basis over the
         one-year term of the underlying debt.    The pro forma entries reflect an increase in amortization expense of $15.0 million for the year ended December 31, 2001 and $8.8 million for the nine months ended September 30, 2002.

(f)      Reflects an increase in variable-rate interest expense due to the $1.2 billion in debt we incurred to finance the
         Mid-America and Seminole acquisitions.   These pro forma entries give effect to an increase in interest expense of $38.4
         million in 2001 and $22.4 million for the first nine months of 2002.   These pro forma adjustments are before the
         application of net proceeds from the October 2002 equity offering against the underlying debt, which would have the effect
         of lowering interest expense (see "g" below).   If the underlying variable interest rate used in such pro forma calculations were to increase by 0.125%, pro forma interest expense would increase by $1.5 million for the year ended December 31, 2001 and by $0.9 million for the nine months ended September 30, 2002.

(g)      Reflects the sale of 9,800,000 Common Units at an offering price of $18.99 per Unit on October 8, 2002.   The net proceeds
         from this offering were approximately $178.6 million after deducting underwriting discounts, commissions and estimated offering expenses of $7.5 million.  In connection with this offering, our General Partner made a net capital contribution of
         $3.6 million to the Company to maintain its approximate 2% combined General Partner interest in the Company.  The net proceeds from this equity offering were used to partially repay the debt we incurred to finance the Mid-America and Seminole acquisitions, and the proceeds of $3.6 million from our General Partner's capital contribution were used to repay other
         debt.   As a result, pro forma interest expense savings were $5.8 million for the year ended December 31, 2001 and $4.3
         million for the nine months ended September 30, 2002.    If the underlying variable interest rate used in such calculation were to increase by 0.125%, pro forma interest savings would increase by $0.2 million for the 2001 period and $0.1 million for the 2002 period.

(h)      Of the cumulative $612.3 million paid to acquire Shell's Acadian Gas and Diamond-Koch's propylene fractionation and storage businesses, we financed $482.2 million of this amount using fixed and variable-rate debt.  The pro forma entries give effect to the increase in interest expense associated with this debt of $9.0 million for the year ended December 31, 2001 and $0.6 million for the nine months ended September 30, 2002.  If the underlying variable interest rate used in such pro forma calculations were to increase by 0.125%, pro forma interest expense would increase by $0.3 million for the year ended
         December 31, 2001 and by less than $0.1 million for the nine months ended September 30, 2002.

(i)      In connection with the Mid-America acquisition, immediately prior to the acquisition's effective date, Williams converted
         Mid-America from a corporation to a limited liability company.   The pro forma adjustments reflect this change in
         Mid-America's tax structure by eliminating historical income tax-related expense amounts.  The impact on Mid-America's pro forma earnings was the elimination of $17.4 million in income tax expense for the year ended December 31, 2001 and $20.1 million for the nine months ended September 30, 2002.

(j)      Reflects the allocation of pro forma earnings to minority interest holders.  Williams has a 2% interest in Mid-America and
         Seminole.  The other owners of Seminole hold a 20% minority interest.  Finally, our General Partner holds an approximate 1%
         minority interest in the earnings of our Operating Partnership.

(k)      Reflects the adjustments necessary to allocate pro forma earnings between our Limited Partners and General Partner.